Exhibit 1.2

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

SANOFI BOARD CHARTER

Updated on 29 October 2013

The Board Charter, in accordance with the provisions of the French Commercial Code and Part III of the Company’s Articles of Association, describes the rights and duties of Board members; the composition, role and operating procedures of the Board of Directors and Board committees; and the roles and powers of the Chairman and the Chief Executive Officer.

The Board of Directors, at its meeting of December 17, 2008, decided to refer to the AFEP-MEDEF corporate governance code, as most recently updated in June 2013 (hereinafter the “AFEP-MEDEF Code”).

I.                                COMPOSITION OF THE BOARD OF DIRECTORS

At least half of the members of the Board of Directors shall be independent Directors.

The independence of Directors shall be assessed by reference to the AFEP-MEDEF Code.

It shall be the responsibility of the Board of Directors, acting on proposals from the Appointments and Governance Committee, to assess the independence of each of its members, and then to inform the shareholders of the conclusions of such assessments in the French-language document de référence (hereinafter the “Reference Document”) and at the Shareholders’ General Meeting at which the Directors are proposed for appointment.

The independence of Directors shall be reassessed by the Board of Directors annually prior to publication of the Reference Document.

With respect to the composition of the Board of Directors and its committees, the Board of Directors shall seek to establish an appropriate balance among their members, including in terms of gender balance, nationalities and diversity of competencies, while taking the necessary measures to provide shareholders and the market with the assurance that their respective missions are carried out with the requisite independence and objectivity. The Board shall disclose in the annual Reference Document the objectives, methods and results of its policy in these matters.

II.                             ETHICAL DUTIES OF SANOFI DIRECTORS

Information provided to new Directors

When a Director assumes office, the Secretary to the Board shall provide him or her with an information pack, to include inter alia the Articles of Association and the present Board Charter. Each Director shall ensure that he or she is aware of and complies with the obligations placed upon him or her by the relevant laws and regulations, the Articles of Association, and the Board Charter of the Company.

Shareholding in the Company

In addition to his or her obligations under the Articles of Association, each Director must within no more than two years from his or her appointment as Director hold 1,000 Sanofi shares in his or her own name. Directors shall be required to convert into registered form any financial instruments of the Company they may hold at the time they assume office, and any that they may acquire during their term of office.

Corporate interests

When a Director participates in Board deliberations and votes at Board meetings, he or she represents all the shareholders of the Company and shall act in the Company’s corporate interests.

Preparation of meetings – Attendance

In preparing for meetings of the Board and of Committees on which they sit, Directors shall devote the time necessary to examining the supporting documentation sent to them.

Unless they inform the Chairman in advance of their absence, Directors shall participate in all meetings of the Board and of the Committees on which they sit, as well as in Shareholders’ General Meetings.

A Director must keep himself or herself informed, and hence must request from the Chairman on a timely basis such information as he or she regards as essential for making a useful contribution regarding the issues included on the agenda.

Confidentiality

Files for Board meetings, and information received prior to or during Board meetings, shall be treated as confidential by Directors. They shall be bound by this strict confidentiality obligation vis-à-vis not only persons external to the Company but also persons within the Company who do not need to know such information by reason of their function.

If a third party who is not a Director is invited to a Board meeting or to a preparatory session of such a meeting, the Chairman shall remind him or her of his or her confidentiality obligation in relation to information provided before or during such meeting.

As regards information obtained in the course of their duties that has not yet been made public, Directors shall regard themselves as bound by an obligation of professional secrecy that goes beyond the mere duty of discretion as stipulated by the relevant laws and regulations.

Only the Chairman and the Chief Executive Officer of the Company shall be entitled to provide third parties and the public with information on the Company’s policy, strategies, activities and performance.

In the event of a proven breach of the obligation of confidentiality by a Director or any person invited to attend a Board meeting, the Chairman of the Board, after consulting the Legal Department, shall inform the Board of Directors of the action he or she intends to take in respect of such breach, including any legal proceedings.

Number of directorships for executive and non-executive Directors

An executive Director shall not hold more than two other directorships in listed companies external to the Group, including foreign companies. He or she must also seek the opinion of the Board before accepting a new directorship in a listed company.

A non-executive Director shall not hold more than four other directorships in listed companies external to the Group, including foreign companies. This recommendation shall apply from the time of appoitment of the Director, or from the time of his/her next reappointment as a Director.

A Director shall keep the Board informed of directorships held in other companies, including his or her membership of these companies’ board committees, both in France and abroad.

Prevention of conflicts of interest, compliance breaches and insider dealing

A Director may not use his or her title or office as Director to obtain for himself or herself, or for a third party, any pecuniary or non-pecuniary benefit.

Directors shall inform the Board of any actual or potential conflict of interest with the Company or its subsidiaries, and shall abstain from voting on such matters.

Any Director who is involved in a personal capacity in a transaction in which Sanofi has a direct interest or of which he or she became aware in his or her capacity as a Director shall inform the Board thereof prior to entering into such transaction.

No Director, and no permanent representative of a Director that is a corporate entity, may be involved in a personal capacity in any business or venture that is in competition with Sanofi without having previously informed the Board of Directors and obtained its consent.

Directors undertake to tender their resignation to the Board of Directors in the event that their other activities and board memberships change substantially.

A Director who believes that he or she is no longer capable of fulfilling his or her function within the Board or its committees shall resign.

Directors who are in possession of privileged information must, for as long as this information has not been made public, refrain from directly or indirectly entering into (or recommending others to enter into) any transaction involving the financial instruments of the Company (shares, ADRs, CVRs, bonds, futures, etc) and from disclosing such information to third parties.

Privileged information is specific information which has not yet been made public and which relates directly or indirectly to one or more issuers of financial instruments, or to one or more financial instruments, and which if it were made public would be liable to have a significant influence on the price of the financial instruments in question or on the price of associated financial instruments.

Directors shall also refrain from trading in the financial instruments of the Company during the 30 calendar days preceding the announcement of the annual and half-year results and during the 15 calendar days preceding the announcement of the quarterly results, with the ability to resume trading the day after the results are publicly announced.

Directors shall refrain from entering into speculative or hedging transactions, in particular derivatives transactions and short selling.

As required by law, Directors shall declare their transactions in the financial instruments of the Company to the Autorité des Marchés Financiers, with a copy sent to the Secretary of the Board.

III.                         ROLE OF THE BOARD OF DIRECTORS

The Board shall deliberate on issues that are within its competence by law or under the Articles of Association.

The Board of Directors shall determine the orientations of the Company’s activities and oversee the implementation of such orientations. Subject to those powers expressly attributed to shareholders’ meetings and within the limits set by the corporate purpose, the Board of Directors shall address any issue of relevance to the proper conduct of the Company’s affairs and shall, through its deliberations, settle matters concerning the Company.

Within the scope of its role, the Board shall inter alia:

•              determine the strategic orientations of the Company and of the Group, based on advice from the Strategy Committee;

•              approve commitments in respect of investments, acquisitions and divestments that exceed the limits placed on the powers of the Chief Executive Officer;

•              authorize the Chief Executive Officer to grant guarantees in the Company’s name, including to the tax and customs authorities;

•              be kept informed of any important event affecting the affairs of the Company;

•              appoint executive officers responsible for managing the business within the framework of the strategy, decide on the governance rules for executive officers (separation or combination of the offices of Chairman and Chief Executive Officer), and oversee their management;

•              set the compensation payable to the executive officers, acting on proposals from the Compensation Committee;

•              establish the Company’s financial communication policy and oversee the quality of information provided to shareholders and to the markets, in particular via the financial statements or on the occasion of very significant corporate actions;

•              be kept regularly informed by the Audit Committee of the financial position, cash position and commitments of the Company;

•              call, and prepare the agenda for, shareholders’ meetings;

•              approve the Chairman’s report on corporate governance and internal control and risk management procedures stipulated at article L. 225-37 of the French Commercial Code (the “Chairman’s Report”).

IV.                        OPERATING PROCEDURES OF THE BOARD OF DIRECTORS

Meetings

•              The Board of Directors shall meet no less than four times a year, and whenever circumstances require.

•              Directors may choose to be represented by another Director at meetings of the Board of Directors. Each Director may represent no more than one other Director at any Board meeting.

•              Directors who participate in a Board meeting by video-conference or telecommunication links that enable them to be identified and effectively participate in the meeting and that comply with the technical specifications stipulated in the relevant regulations shall be deemed to be present for the purposes of determining quorum and majority at such meetings. By law, such methods cannot be used for certain decisions, including when the Board deliberates on the individual company and consolidated financial statements of the Company and on the management report.

In the event that the Chairman of the Board becomes aware of a malfunction in the video-conference system or telecommunications links, the Board may validly deliberate and/or continue with only those Directors attending in person, provided that the quorum requirements are met. The occurrence of any technical problem affecting the course of the meeting shall be recorded in the minutes, including the interruption and restoration of the remote attendance links.

Evaluation

•              Once a year, a discussion of the operating procedures of the Board shall be included on the agenda of a Board meeting. Every three years, a formal evaluation shall be performed, to include the committees established by the Board as well as the Board itself. A report shall be published in the Reference Document.

•              The Board shall also meet once a year in the absence of executive Directors or Directors internal to the Company in order to conduct an evaluation of the performance of the Chairman and Chief Executive Officer (if the two offices are combined) or of the Chairman and the Chief Executive Officer (if the two offices are separated).

Information

•              Other than in exceptional circumstances, Directors shall within a reasonable period in advance of each meeting receive the agenda for the meeting and all necessary information for their consideration.

•              They shall also be provided with information at any time between Board meetings if necessary.

•              Directors must be able to meet the Company’s principal executives, and may do so without the Chairman and the Chief Executive Officer being present provided that the Chairman and the Chief Executive Officer are given prior notice.

Training

•              Each Director may, if he or she sees fit, receive training on the specific characteristics of the Company and its businesses and sectors, and on the role of a Director.

Committees

•              The Board shall establish an Audit Committee within the terms of the law.

•              The Board shall assess the appropriateness of establishing other permanent or ad hoc specialist committees, and determine the composition of such committees in light of the issues they are required to address. The Board shall ensure that such committees function properly.

Attendance fees

•              Acting on a proposal from the Compensation Committee, the Board shall allocate the annual attendance fee budget authorized by the Shareholders’ General Meeting.

•              Directors shall be entitled to a fixed fee to compensate their role as Director and if applicable as member or chairman of one or more committees, and to a variable fee reflecting their actual attendance at meetings of the Board and of any committees to which they may belong. The Board may also allocate additional attendance fees to Directors living outside France to reflect the necessity of their traveling to attend meetings.

•              Directors who also hold office as Chairman of the Board, Chief Executive Officer or Deputy Chief Executive Officer shall not receive attendance fees.

•              A Director participating in a meeting of the Board or of a committee by conference call or video-conference shall receive the equivalent of half of the attendance fee received by a French Director who attends in person.

•              As an exception, some dual meetings shall entitle participants to only a single attendance fee:

-                    if on the day of the Shareholders’ General Meeting, the Board of Directors meets both before and after that meeting, only one attendance fee shall be paid for the two meetings;

-                    if a Director participates in a meeting of the Compensation Committee and in a meeting of the Appointments and Governance Committee on the same day, only one attendance fee shall be paid for the two meetings.

•              Directors shall also be entitled to be reimbursed for travel expenses they incur in the interests of the Company, on presentation of supporting documentation.

Secretary to the Board

•              The Board, acting on a proposal from the Chairman, shall appoint a Secretary. All members of the Board may consult the Secretary and make use of his or her services. The Secretary shall ensure that the Board’s operating procedures are complied with and shall establish minutes of its meetings.

V.                           ROLES AND POWERS OF THE CHAIRMAN AND THE CHIEF EXECUTIVE OFFICER

•              The Chairman shall represent the Board of Directors and, other than in exceptional circumstances, shall have sole authority to act and speak on behalf of the Board of Directors.

The Chairman shall organize and direct the work of the Board of Directors and ensure that the corporate decision-making bodies are operating effectively in accordance with the principles of good governance. He or she shall co-ordinate the work of the Board of Directors with that of the committees.

He or she shall ensure that Directors have access on a timely basis to clear and appropriate information required for the performance of their duties.

The Chairman shall, in coordination with the Chief Executive Officer, liaise between the Board of Directors and the shareholders of the Company.

The Chairman shall be kept regularly informed by the Chief Executive Officer of significant events and situations affecting the affairs of the Group, especially in the areas of strategy, organization, financial reporting, major investment and divestment proposals, and major corporate actions. He or she may request from the Chief Executive Officer any information useful to the Board of Directors.

In close collaboration with the Chief Executive Officer, the Chairman may represent the Company in high-level dealings with governmental bodies and with the Group’s key partners, both nationally and internationally, as well as playing a role in defining the Group’s major strategic choices, especially as regards external growth.

The Chairman shall strive to promote in all circumstances the values and the image of the Company.

He or she may interview the statutory auditors in preparation for the work of the Board of Directors and the Audit Committee.

The Chairman shall prepare the Chairman’s Report.

•              The Chief Executive Officer shall assume responsibility for the general management of the Company, and shall chair the Executive Committee and the Global Leadership Team.

He or she shall have the broadest powers to act in the name of the Company in all circumstances, subject to powers attributed by law to the Board of Directors or the Shareholders’ General Meeting and subject to the Company’s own corporate governance rules.

At each Board meeting, the Chief Executive Officer shall present a report on significant matters affecting the Group’s affairs.

VI.                        AUDIT COMMITTEE

The Audit Committee shall perform its duties under the responsibility of the Board of Directors.

1.          Role of the Committee

The Committee shall oversee matters relating to the preparation and audit of accounting and financial information. Without prejudice to the powers of the Board of Directors, the Committee shall inter alia be responsible for overseeing:

-                the process for the preparation of financial information;

-                the effectiveness of the internal control and risk management systems;

-                the audit of the parent company financial statements and consolidated financial statements by the statutory auditors;

-                the independence of the statutory auditors.

The role of the Committee shall be not so much to examine the financial statements in detail as to monitor the process of preparing them and to assess the validity of elective accounting treatments used for significant transactions.

In fulfilling its role, the Committee shall interview the statutory auditors and the officers responsible for finance, accounting, and treasury management. It shall be possible for such interviews to take place without the Chief Executive Officer being present if the Committee sees fit. The Committee may also visit or interview managers of operational entities in furtherance of its role, having given prior notice to the Chairman of the Board and to the Chief Executive Officer.

The Committee shall interview the person responsible for internal audit, and give its opinion on the organization of the internal audit function. The Committee shall be sent internal audit reports or a periodic summary of such reports.

The Committee shall examine the scope of consolidation and, if applicable, the reasons for an entity’s inclusion or exclusion from that scope.

The Committee shall have authority to consult external experts at the Company’s expense, after first informing the Chairman of the Board or the Board of Directors, and shall report on its use of such authority to the Board of Directors. The Committee shall ensure that the external experts it consults are competent and independent.

Sufficient time shall be allowed for the financial statements to be examined (at least two days prior to the examination of the financial statements by the Board).

The examination of the financial statements by the Audit Committee shall be accompanied by a presentation by the statutory auditors highlighting key issues raised by the statutory audit (including audit adjustments and significant internal control deficiencies identified during the audit) and the elective accounting treatments adopted. It shall also be accompanied by a presentation by the Chief Financial Officer describing the Company’s risk exposure and significant off balance sheet commitments.

In addition, the Committee shall:

-                direct the selection process for the statutory auditors, submit the results of this process to the Board of Directors, and issue a recommendation concerning the statutory auditors proposed for appointment by the Shareholders’ General Meeting; it shall make proposals to the Board regarding the selection procedure and in particular whether there is a need to call for tenders; if appropriate, it shall supervise the call for tenders, and approve the specifications of the call for tenders and the panel of firms invited to tender;

-                be informed every year of the fees paid to the statutory auditors of the Company, and be provided with their attestation of independence. It shall ensure that the signatory partners are rotated, and oversee compliance with other rules guaranteeing their independence;

-                with regard to the effectiveness of internal control and risk management systems, ensure that such systems exist and are deployed, and that remedial action is taken in the event of significant deficiencies or irregularities;

-                examine risk exposures and significant off balance sheet commitments, assess the materiality of deficiencies or irregularities that are reported to it and, where appropriate, inform the Board thereof;

-                in conjunction with the statutory auditors, assess any factors which might compromise their independence and any measures taken to mitigate such risk. The Committee shall in particular ascertain that neither the absolute amount of fees paid by the Company and by the Group nor its share in the revenues of the audit firm and its network are such as to compromise the independence of the statutory auditors;

-                approve in advance any request to the statutory auditors to provide services that are incidental or complementary to the audit of the financial statements, in compliance with the relevant laws;

-                ensure that internal early warning procedures relating to accounting, internal accounting controls and audit are in place and applied;

-                ensure that independent Directors receive no compensation other than attendance fees.

2.          Composition of the Committee – Operating Procedures

The Audit Committee shall have at least three members, appointed by the Board from among the Directors other than the Chairman or Chief Executive Officer.

At least two-thirds of its members must be independent Directors.

Executive Directors may not be members of the Committee.

The Committee shall not include any holders of cross-directorships. Consequently, it is not permitted for an executive Director of the Company to belong to the audit committee of another company and for an executive director of that other company to belong to the Company’s Audit Committee.

The members of the Committee must be competent in financial or accounting matters. At least one member must qualify as a financial expert within the meaning of U.S. securities legislation and of French legislation.

On appointment to the Audit Committee, members must be provided with information about the accounting, financial and operational characteristics of the Company.

Members shall serve on the Committee for a period concurrent with their term of office as Director, and may be reappointed at the time of their reappointment as a Director.

The chairman of the Audit Committee shall be appointed by the Board of Directors, acting on a proposal from the Appointments and Governance Committee.

When the Appointments and Governance Committee proposes the appointment or reappointment of the chairman of the Audit Committee, such proposal must be specifically examined by the Board.

The Committee chairman shall appoint a secretary to the Committee. A record of meetings shall be kept.

The Committee shall meet as often as the Committee chairman sees fit and in any event no less than four times a year, in particular prior to publication of the financial results. The Chairman of the Board may call a meeting of the Committee if he or she sees fit.

No member of the Committee may be represented thereon by another person.

The chairman of the Committee shall report regularly on its work to the Board of Directors, and inform the Board without delay of any difficulties that may arise.

The Reference Document shall include a description of the Committee’s work during the past financial year.

Decisions shall be made by the Committee on a simple majority. In the event of a tied vote, the chairman of the Committee shall have a casting vote.

VII.  COMPENSATION COMMITTEE

The Compensation Committee shall perform its duties under the responsibility of the Board of Directors.

1. Role of the Committee

The role of the Committee shall be to:

a)         make recommendations and proposals to the Board about the compensation, pension and welfare plans, top-up pension plans, benefits in kind and other pecuniary benefits of the Chairman and the Chief Executive Officer of Sanofi, and about the granting of restricted or performance shares and stock options;

b)         define the methods used to set the variable portion of the compensation of the Chairman and the Chief Executive Officer, and check that these methods are applied;

c)          formulate general policy on the granting of restricted or performance shares and stock options, and determine the frequency of grants for each category of grantee;

d)         review the system for allocating attendance fees between Directors;

e)         advise the Chief Executive Officer on the compensation of key senior executives.

The Compensation Committee shall also assist in the preparation of the sections of the Reference Document dealing with the policy on the granting of stock options and restricted or performance shares, and with executive compensation.

The Committee shall have authority to consult external experts at the Company’s expense, after first informing the Chairman of the Board or the Board of Directors, and shall report on its use of such authority to the Board of Directors. The Committee shall ensure that the external experts it consults are objective.

The Committee shall also be kept informed of the compensation policy in place for key senior executives other than the Chairman and the Chief Executive Officer. On these occasions, the Committee shall meet in the presence of the Chairman and the Chief Executive Officer.

2. Composition of the Committee – Operating Procedures

The Committee shall consist of at least three members chosen by the Board from among the Directors, excluding the Chairman and the Chief Executive Officer. However, when the compensation policy for key senior executives other than the Chairman and the Chief Executive Officer is examined, the Chairman and the Chief Executive Officer shall participate in the Committee meeting.

A majority of the Committee’s members shall be independent Directors.

The Committee shall not include any holders of cross-directorships. Consequently, it is not permitted for an executive Director of the Company to belong to the compensation committee of another company and for an executive director of that other company to belong to the Company’s Compensation Committee.

Members shall serve on the Committee for a period concurrent with their term of office as a Director, and may be reappointed at the time of their reappointment as a Director.

The chairman of the Compensation Committee shall be an independent Director appointed by the Board of Directors, acting on a proposal from the Appointments and Governance Committee.

The Committee chairman shall appoint a secretary to the Committee. A record of meetings shall be kept.

The Committee shall meet as often as the Committee chairman sees fit and in any event no less than twice a year. The Chairman of the Board may call a meeting of the Committee if he or she sees fit.

No member of the Committee may be represented thereon by another person.

The chairman of the Committee shall report on its work to the Board of Directors.

The Reference Document shall include a description of the Committee’s work during the past financial year.

Decisions shall be made by the Committee on a simple majority. In the event of a tied vote, the chairman of the Committee shall have a casting vote.

VIII – APPOINTMENTS AND GOVERNANCE COMMITTEE

The Appointments and Governance Committee shall perform its duties under the responsibility of the Board of Directors.

1. Role of the Committee

The role of the Committee shall be to:

a.          recommend suitable candidates to the Board for appointment as Directors or executive officers taking into account the target composition of the Board in light of the composition of and changes in the Company’s shareholder base, the experience and skills needed for the Board’s missions, and the gender balance of the Board;

b.          establish corporate governance rules for the Company, and oversee the application of those rules;

c.           ensure that there is adequate succession planning for the Company’s executive bodies, in particular through the establishment of a succession plan for the Chairman and the Chief Executive Officer so that replacement solutions may be proposed in the event of unplanned vacancies;

d.          oversee compliance with ethical standards within the Company and in its dealings with third parties;

e.          establish a procedure for the selection of future independent Directors and carry out research on potential candidates prior to any contact with them;

f.             determine whether each Director qualifies as being independent, both on his or her initial appointment and annually prior to publication of the Reference Document, and report its conclusions to the Board of Directors; the Committee may at its discretion set independence criteria based on those set out in the AFEP-MEDEF Code;

g.          debate the skills and/or financial expertise of Directors nominated to the Audit Committee and report its conclusions to the Board of Directors;

h.          propose methods for evaluating the operating procedures of the Board and its committees, and oversee the application of these methods;

i.              examine the Chairman’s report on corporate governance.

The Committee shall have authority to consult external experts at the Company’s expense, after first informing the Chairman of the Board or the Board of Directors, and shall report on its use of such authority to the Board of Directors. The Committee shall ensure that the external experts it consults are objective.

2.          Composition of the Committee – Operating Procedures

A majority of the Committee’s members shall be independent Directors.

The Chief Executive Officer shall take part in the work of the Appointments and Governance Committee. In the event that the offices of Chairman of the Board and Chief Executive Officer are separated, the Chairman of the Board may be a member of the Committee.

The Committee shall not include any holders of cross-directorships. Consequently, it is not permitted for an executive Director of the Company to belong to the appointments and governance committee of another company and for an executive director of that other company to belong to the Company’s Appointments and Governance Committee.

The chairman of the Appointments and Governance Committee shall be appointed by the Board of Directors, acting on a proposal from the Committee.

The Committee chairman shall appoint a secretary to the Committee. A record of meetings shall be kept.

Members shall serve on the Committee for a period concurrent with their term of office as Director, and may be reappointed at the time of their reappointment as a Director.

The Committee shall meet as often as the Committee chairman sees fit and in any event no less than twice a year. The Chairman of the Board may call a meeting of the Committee if he or she sees fit.

No member of the Committee may be represented thereon by another person.

The chairman of the Committee shall report on its work to the Board of Directors.

The Reference Document shall include a description of the Committee’s work during the past financial year.

Decisions shall be made by the Committee on a simple majority. In the event of a tied vote, the chairman of the Committee shall have a casting vote, except in the case of decisions that relate to himself or herself.

IX – STRATEGY COMMITTEE

The Strategy Committee shall perform its duties under the responsibility of the Board of Directors.

1.          Role of the Committee

The role of the Strategy Committee shall be to assess major strategic orientations with a view to the development of the Company’s business.

It shall brief the Board of Directors on issues of major strategic interest, such as:

-                external growth opportunities;

-                divestment opportunities;

-                development priorities;

-                financial and stock market strategies, and compliance with key financial ratios;

-                potential diversification opportunities;

-                and more generally, any course of action judged essential to the Company’s future.

2.          Composition of the Committee– Operating Procedures

The Committee shall consist of the Chairman of the Board, the Chief Executive Officer and at least three Directors.

The Committee shall not include any holders of cross-directorships. Consequently, it is not permitted for an executive Director of the Company to belong to the strategy committee of another company and for an executive director of that other company to belong to the Company’s Strategy Committee.

The Committee shall be chaired by the Chairman of the Board of Directors.

The Committee chairman shall appoint a secretary to the Committee. A record of meetings shall be kept.

The Committee shall meet as often as is deemed necessary, with meetings called by the chairman of the Committee or at the request of a majority of its members.

Decisions on proposals to be put to the Board shall be made on a simple majority. In the event of a tied vote, the chairman of the Committee shall have a casting vote.

The chairman of the Committee shall report to the Board of Directors on the work of the Committee.

X – AMENDMENT TO THE BOARD CHARTER

The Board Charter may be amended by a Board decision approved by a majority of the Directors present or represented at the Board meeting, except that provisions of the Board Charter that replicate certain provisions of the Articles of Association may only be amended insofar as the corresponding provisions of the Articles of Association have been previously amended by an Extraordinary General Meeting of the Company’s shareholders.

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